Upland Software Reports First Quarter 2015 Financial Results
- Reports record first quarter revenue and adds over 100 new customers
- Introduces Upland Workflow Manager

AUSTIN, Texas, May 14, 2015 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management applications, today reported its financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

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Total revenue was $17.5 million, an increase of 12% from total revenue of $15.6 million in the first quarter of 2014. On a constant currency basis, total revenue was $18.1 million with a year-over-year growth of 16%.

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Subscription and support revenue was $14.3 million, an increase of 22% from subscription and support revenue of $11.7 million in the first quarter of 2014. On a constant currency basis, year-over-year subscription and support revenue growth was 26%.

•	GAAP net loss was $3.7 million compared to a net loss of $12.6 million in the first quarter of 2014.

•	Adjusted EBITDA was $344 thousand, a decrease of 78% compared to $1.6 million in the first quarter of 2014.

•	Cash on hand as of the end of the first quarter was $26.6 million.
"We are pleased to report our third consecutive quarter of record revenues since our IPO, and a strong start for 2015," said Jack McDonald, Chairman and CEO of Upland Software. "In addition to record revenues, this quarter saw continued positive Adjusted EBITDA and the addition of over 100 new customers."
"We continued to execute against our revenue and Adjusted EBITDA guidance during the first quarter of 2015," said Mike Hill, CFO of Upland Software.

First Quarter 2015 Business Highlights

•	Added 102 new customer relationships, including 13 major accounts, during the first quarter.

•	Achieved 99.99% uptime for Q1 for Upland overall, building on continued investments in data center, networking, and application reliability and performance.

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Announced the availability of a certified integration between our award-winning Tenrox professional services automation (PSA) application and Concur, a leading provider of integrated travel and expense (T&E) management services.

•	Introduced Upland Workflow Manager integrating advanced workflow into PowerSteering, Upland's portfolio and project management offering.
Business Outlook
For the quarter ending June 30, 2015, Upland expects its constant currency total revenue to be in the range of $17.9 million to $18.7 million, or growth of 13% at the mid-point over the quarter ended June 30, 2014, and reported total revenue to be in the range of $17.2 million to $18.0 million, or growth of 9% at the mid-point over the quarter ended June 30, 2014, based on the current foreign currency exchange rates. Adjusted EBITDA is expected to be in the range of breakeven to $600 thousand, or Adjusted EBITDA margin of 2% of total revenue at the mid-point for the same period.
For the full year ending December 31, 2015, Upland expects its constant currency total revenue to be in the range of $70.7 million to $74.7 million, or growth of 13% at the mid-point over the full year ended December 31, 2014, and reported total revenue to be in the range of $68.1 million to $72.1 million, or growth of 9% at the mid-point over the full year ended December 31, 2014. Adjusted EBITDA is expected to be in the range of $2.3 million to $4.3 million, or Adjusted EBITDA margin of 5% of total revenue at the mid-point for the same period. Upland expects to achieve an 8% to 12% quarterly Adjusted EBITDA margin by the fourth quarter of 2015, or 10% at the mid-point.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review Upland's financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 36658667. The conference call will be simultaneously webcast on Upland's investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland's financial and operating results. Accordingly, we draw your attention to our advisory regarding forward-looking statements below and as presented at the outset of the conference call.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on May 14, 2015 through 11:59 p.m. Eastern Time on May 29, 2015 at investor.uplandsoftware.com.
About Upland Software
Upland Software, Inc. is a leading provider of cloud-based Enterprise Work Management software. Our family of applications connects people through technology, automates the flow of work and brings visibility to all aspects of the organization. With more than 1,600 customers around the globe, and over 225,000 users, Upland helps teams in IT, marketing, finance, professional services and process excellence run their operations smoothly, adapt to change quickly and achieve better results every day. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To provide investors with additional information regarding Upland's financial results, Upland has disclosed in the table below and elsewhere in this press release Adjusted EBITDA, a non-GAAP financial measure. Upland provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Upland defines Adjusted EBITDA as net loss, calculated in accordance with GAAP, plus discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses and one-time litigation expense.
Upland discloses Adjusted EBITDA because it is a key measure used by management, investors and others to understand and evaluate our financial and operating performance, establish our annual operating budgets and operational goals and to assess the effectiveness of our business strategies. Upland believes it also provides more consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our operations and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. However, Adjusted EBITDA has limitations as an analytical tool, and Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA together with other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.
Upland's 2015 revenue guidance excludes the impact of reductions due to deferred revenue discounts as a result of GAAP purchase accounting adjustments related to the acquisitions of Solution Q, Inc. and Mobile Commons, Inc. in the fourth quarter of 2014. Upland estimates the total amount of any such adjustments in 2015 to be less than $250 thousand.
Upland's earnings press releases containing such non-GAAP reconciliations can be found in the financial tables that accompany this release.
Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Upland Software’s strategy, prospects, plans and objectives of management and other statements about management’s beliefs, intentions or goals are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Upland Software may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Upland Software’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our financial performance and our ability to achieve or sustain profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation of and reliability of our third-party data centers; and other risks and potential risk factors that could affect Upland’s business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on March 31, 2015. Additional information will also be set forth in Upland’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this this press release. Upland does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
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Upland Software, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Revenue:
Subscription and support	$14,322	$11,737
Perpetual license	811	440
Total product revenue	15,133	12,177
Professional services	2,395	3,436
Total revenue	17,528	15,613
Cost of revenue:
Subscription and support	4,732	3,258
Professional Services	1,908	2,397
Total cost of revenue	6,640	5,655
Gross profit	10,888	9,958
Operating expenses:
Sales and marketing	3,532	3,136
Research and development	3,926	14,899
Refundable Canadian tax credits	(121)	(136)
General and administrative	5,119	2,623
Depreciation and amortization	1,014	1,055
Acquisition-related expenses	545	290
Total operating expenses	14,015	21,867
Loss from operations	(3,127)	(11,909)
Other Expense:
Interest expense, net	(347)	(415)
Other income (expense), net	(512)	114
Total other expense	(859)	(301)
Loss before provision for income taxes	(3,986)	(12,210)
(Provision for) benefit from income taxes	243	(410)
Net loss	$(3,743)	$(12,620)
Preferred stock dividends and accretion	—	(435)
Net loss attributable to common shareholders	$(3,743)	$(13,055)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.25)	$(4.48)
Weighted-average common shares outstanding, basic and diluted	14,841,316	2,916,949

Upland Software, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(3,743)	$(12,620)
Depreciation and amortization expense	2,001	1,798
Interest expense, net	347	415
Other expense (income), net	512	(114)
Provision for (benefit from) income taxes	(243)	410
Stock-based compensation expense	554	184
Acquisition-related expenses	545	290
Stock-based compensation expense - related party vendor	—	11,220
Non-recurring litigation costs	371	—
Adjusted EBITDA	$344	$1,583

Total Revenue	$17,528	$15,613

Adjusted EBITDA margin	2%	10%

Upland Software, Inc.

Supplemental Financial Information
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014

Stock-based compensation:
Cost of revenue	$12	$12
Sales and marketing	14	7
Research and development	11	15
General and administrative	517	150
Total	$554	$184

	Three Months Ended March 31,
	2015	2014

Depreciation:
Cost of revenue	$461	$289
Operating expense	104	237
Total	$565	$526

Amortization:
Cost of revenue	$526	$454
Operating expense	910	818
Total	$1,436	$1,272

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$26,588	$30,988
Accounts receivable, net of allowance	14,807	14,559
Prepaid and other	2,397	2,069

Total current assets	43,792	47,616

Canadian tax credits receivable	3,760	3,959
Property and equipment, net	4,084	3,930
Intangible assets, net	32,625	34,751
Goodwill	43,966	45,146
Other assets	431	364
Total assets	$128,658	$135,766

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,095	$2,258
Accrued compensation	2,128	2,372
Accrued expenses and other	3,841	4,304
Deferred revenue	21,952	21,182
Due to seller	1,456	4,365
Current maturities of notes payable	8,187	10,964

Total current liabilities	40,659	45,445

Commitments and contingencies:
Canadian tax credit liability to sellers	1,486	1,616
Notes payable, less current maturities	14,196	12,407
Noncurrent deferred tax liability, net	2,856	3,006
Deferred revenue	101	194
Other long-term liabilities	1,822	1,701
Total liabilities	61,120	64,369

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	108,897	108,337
Accumulated other comprehensive loss	(2,392)	(1,716)
Accumulated deficit	(38,969)	(35,226)
Total stockholders’ equity	67,538	71,397
Total liabilities and stockholders' equity	$128,658	$135,766

Upland Software, Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net loss	$(3,743)	$(12,620)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation & Amortization	2,001	1,798
Deferred Income Taxes	(73)	(22)
Foreign currency remeasurement loss	272	—
Non-cash interest and other expense	27	79
Non-cash stock compensation expense	554	184
Stock-based compensation-related party vendor	—	11,220
Changes in operating assets and liabilities, net of purchase:
Accounts receivable	(512)	270
Prepaids and other	(394)	(1,395)
Accounts payable	859	193
Accrued expenses and other liabilities	(807)	1,778
Deferred revenue	1,428	2,737
Net cash provided by (used in) operating activities	(388)	4,222
Investing activities:
Purchases of property and equipment	(192)	(231)
Purchase business combinations, net of cash acquired	(2,820)	—
Net cash used in investing activities	(3,012)	(231)
Financing activities:
Payments on capital leases	(231)	(99)
Payments on notes payable	(996)	(1,765)
Issuance of Series B redeemable preferred stock, net of issuance costs	—	(97)
Issuance of common stock, net of issuance costs	6	—
Net cash used in financing activities	(1,221)	(1,961)
Effect of exchange rate fluctuations on cash	221	(67)
Net change in cash and cash equivalents	(4,400)	1,963
Cash and cash equivalents, beginning of period	30,988	4,703
Cash and cash equivalents, end of period	$26,588	$6,666

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Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Karoline McLaughlin
Upland Software
512.960.1028
kmclaughlin@uplandsoftware.com